UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2024

CF BANKSHARES INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25045	34-1877137
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

4960 E. Dublin Granville Rd, Suite #400, Columbus, Ohio	43081	(614) 334-7979
(Address of principal executive offices)	(Zip Code)	(Registrant’s Telephone Number)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	CFBK	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously disclosed in the Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed by CF Bankshares Inc. (the “Company”) on March 29, 2023, the Office of the Comptroller of the Currency (the “OCC”) publicly released its Community Reinvestment Act (“CRA”) rating of CFBank, National Association (“CFBank”) for the 2020 to 2022 evaluation period. CFBank received an overall CRA rating of “Needs to Improve”, which included a rating of “Needs to Improve” under the lending test and a rating of “Satisfactory” under the community development test. The OCC routinely conducts CRA performance evaluations of CFBank, typically once every three years. The OCC last conducted a CRA performance evaluation of CFBank in 2020, at which time CFBank received a “Satisfactory” rating. The CRA rating is among the factors that the OCC considers when reviewing applications to acquire, merge, or consolidate with another banking institution, to establish a new branch that will accept deposits, or to relocate a branch.  Similarly, the Federal Reserve considers CRA ratings when reviewing applications to acquire another financial institution or its holding company.

The Company believes that the “Needs to Improve” rating was primarily attributable to CFBank’s legacy direct-to-consumer (“DTC”) national residential mortgage lending business, which was entered into opportunistically in 2018. CFBank exited DTC in 2021. CFBank has consistently engaged in a traditional retail mortgage lending model in its regional markets. Upon exiting the DTC model, CFBank’s assessment area distribution of residential mortgage loans improved in 2022 within the low- and moderate-income (LMI) geographies and borrowers, a positive trend which continued through 2023.

In conjunction with the DTC exit and the conclusion of the COVID-19 pandemic, CFBank also evaluated its overall branch presence and capabilities in relation to the needs of the communities it serves. This resulted, in part, in the opening of CF Bank’s new Red Bank branch (Cincinnati), situated in a moderate-income tract, and the conversion of CFBank’s lending only office into a full-service branch in Cuyahoga County. The Branch opening in Cuyahoga County expanded the availability of full banking services to existing customers and to the community.

In addition to the actions described above, CFBank has undertaken a number of initiatives since 2022 with the focus of increasing its origination of residential mortgage loans to LMI borrowers, including the following:

•In May 2022, CFBank launched its Low-Income Housing Credit Permanent Loan Program, which offers longer loan terms (15-16 years) and amortizations (40 years) than CFBank’s standard underwriting to accommodate the Low-Income Housing Tax Credits and the government subsidized nature of the programs.

•In late 2022, CFBank lowered its rates on residential mortgage loans below $150,000 in an effort to attract more LMI borrowers. This program is still available and marketed within CFBank’s footprint.

•The Bank has submitted its formal application to be an enrolled lender with the Ohio Housing Finance Agency (OHFA), in order to partner with OFHA in the financing of LMI housing.

•CFBank continues to offer first-time homebuyer loans and will be targeting first responders, health care workers and teachers.

•CFBank Mortgage Loan Originators are consistently pursuing LMI opportunities and outreach within the Bank’s footprint including financial literacy programs and first-time homebuyer classes.

•The Bank has two existing MLO’s that will focus on lending opportunities to LMI borrowers.

As a result of CFBank’s actions and initiatives since 2022, CFBank has significantly increased its lending in LMI geographies. For 2023, CFBank increased its assessment area distribution of residential mortgage loans in LMI geographies to 34.31%, which is markedly improved from 2020 (11.23%) and 2021 (12.50%). CFBank has established a CRA working group to oversee CFBank’s continuing efforts and initiatives to address the areas identified in the CRA performance evaluation and ensure ongoing improvement.

The Company expects the OCC to begin its next CRA performance evaluation of CFBank in 2026. While the

Company expects significant improvement in CFBank’s performance for the next evaluation period (2023 to 2025), the Company cannot make any assurances as to the timing or outcome of its next CRA performance evaluation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CF Bankshares Inc.

Date: April 15, 2024	By:	/s/ Kevin J. Beerman
Kevin J. Beerman
Executive Vice President and Chief Financial Officer